EXHIBIT 4.3

STOCKHOLDERS AGREEMENT

By and Among

TA Indigo Holding Corporation,

The TA Investors
as defined herein,

 The Rho Investors
as defined herein,

and

the Principal Shareholders
 as defined herein

Dated as of June 15, 2007

TABLE OF CONTENTS

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TABLE OF CONTENTS

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STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of  June  15, 2007, by and among TA Indigo Holding Corporation, a Delaware corporation (the “Company”), the Persons identified on Schedule A hereto as the “TA Investors” (each, a “TA Investor” and collectively, the “TA Investors”), the Persons identified on Schedule A hereto as the “Rho Investors” (each a “Rho Investor” and collectively the “Rho Investors” and together with the TA Investors, the “Investors”), and the Persons identified on Schedule A hereto as the “Principal Shareholders” (each a “Principal Shareholder” and collectively, the “Principal Shareholders,” and together with the Investors, collectively the “Shareholders”).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with IntraLinks, Inc., a Delaware corporation (the “Target”), the Stockholder Representative and the other parties named therein, as subsequently amended;

WHEREAS, pursuant to the terms of the Merger Agreement, upon the Effective Time (as defined in the Merger Agreement), a wholly-owned subsidiary of the Company will merge with and into the Target (the “Merger”) with the Target to be the surviving corporation of the Merger;

WHEREAS, the Rho Investors and the Principal Shareholders are currently stockholders of Target and after the Merger will be stockholders of the Company;

WHEREAS, the TA Investors are currently stockholders of the Company and after the Merger will continue to be stockholders of the Company; and

WHEREAS, the Investors and the Principal Shareholders desire to agree upon certain terms on which the securities of the Company held by them will be held and voted.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION I - DEFINITIONS

Section 1.1.    Construction of Terms.  As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

Section 1.2.    Number of Shares of Stock.  Whenever any provision of this Agreement calls for any calculation based on a number of shares of capital stock issued and outstanding or held by a Shareholder, the number of shares deemed to be issued and outstanding or held by that Shareholder, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or owned by the Shareholder, as applicable, plus, without duplication, the total number of shares of Common Stock issuable upon the conversion of any Preferred Stock then issued and outstanding or owned by such Shareholder, as applicable.

Section 1.3.    Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Board of Directors” means the Board of Directors of the Company.

“Charter” means Company’s Amended and Restated Certificate of Incorporation in effect as of the date hereof.

“Common Stock” means the common stock par value $0.001 per share of the Company.

 “Equity Incentive Plans” means the TA Indigo Holding Corporation 2007 Stock Option and Grant Plan, as amended from time to time, and the TA Indigo Holding Corporation 2007 Restricted Preferred Stock Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Majority Interest” means the TA Investors and the Rho Investors; provided, however, that at any time that the TA Investors or the Rho Investors own less than 20% of the outstanding Shares (calculated in accordance with Section 1.2), they shall no longer be part of the “Majority Interest”.

“Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

“Preferred Stock” means the Series A-1 Preferred Stock, $0.001 par value per share, and the Series A-2 Preferred Stock, $0.001 par value per share, together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“QPO” has the meaning set forth in the Charter.

“Sale of the Company” shall mean a Deemed Liquidation Event (as defined in the Charter).

“Shares” means, at any time, shares of (i) Common Stock, (ii) Preferred Stock, and (iii) any other equity securities issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).  At all times, the number of Shares deemed issued and outstanding or held or to be voted by any Shareholder shall be calculated in accordance with Section 1.2.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.  “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

SECTION II - RIGHTS TO PURCHASE

Section 2.1.    Right to Participate in Certain Sales of Additional Securities.  The Company agrees that it will not sell or issue:  (a) any shares of capital stock of the Company, (b) securities convertible into or exercisable or exchangeable for capital stock of the Company or (c) options, warrants or rights carrying any rights to purchase capital stock of the Company, unless the Company first submits a written notice to each Shareholder identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities, identity of the proposed purchaser and all other material terms), and offers to each Shareholder the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Shareholders do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company’s offer pursuant to this Section 2.1 shall remain open and irrevocable for a period of thirty (30) days following receipt by the Shareholders of such written notice.

Section 2.2.    Shareholder Acceptance.  Each Shareholder may elect to purchase the securities so offered by giving written notice thereof to the Company within such 30-day period, including in such written notice the maximum number of shares of capital stock or other securities of the Company that the Shareholder wishes to purchase, including the number of such shares it would purchase if one or more other Shareholders do not elect to purchase their respective Pro Rata Allotments.

Section 2.3.    Calculation of Pro Rata Allotment.  Each Shareholder’s “Pro Rata Allotment” of such securities shall be based on the ratio which the number of Shares owned by such Shareholder bears to all of the issued and outstanding Shares owned by all Shareholders as of the date of such written offer.  For the purposes of this Section 2.3 only, the term Shares shall mean the Preferred Stock only held by a Shareholder and any shares of Common Stock held by the TA Investors and Rho Investors (but excluding any Shares acquired by the Principal Shareholders pursuant to the Equity Incentive Plans).  If one or more Shareholders do not elect to purchase their respective Pro Rata Allotment, each of the electing Shareholders may purchase such shares on a pro rata basis, based upon the relative holdings of Shares of each of the electing Shareholders in the case of over-subscription.

Section 2.4.    Sale to Third Party.  Any securities so offered that are not purchased by the Shareholders pursuant to the offer set forth in Section 2.1 above may be sold by the Company, but only on terms and conditions not more favorable than those set forth in the notice to Shareholders, at any time within sixty (60) calendar days following the termination of the above-referenced 30-day period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 60-day period without renewed compliance with this Article II.

Section 2.5.    Exceptions to Pre-emptive Rights.  Notwithstanding the foregoing, the right to purchase granted under this Article II shall be inapplicable with respect to: (i) the issuance of up to an aggregate of 4,000,000 shares of Common Stock and an aggregate of 2,033,320 shares of Preferred Stock (each as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted to employees, officers or directors of the Company pursuant to the Equity Incentive Plans or a stock option plan approved in accordance with Section 4.4, including shares of Common Stock issued in replacement of shares of such Common Stock repurchased or issuable upon the exercise of any options to purchase shares of such Common Stock; (ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Shares; (iii) shares of Common Stock issued upon conversion of, or as a dividend on, the Preferred Stock; or (iv) securities issued in connection with any acquisition or merger that is approved by a Majority Interest.

Section 2.6.    Assignment.  The rights under this Section II may be assigned (but only with all related obligations) by an Investor to an Affiliate of such Investor.

SECTION III - ELECTION OF DIRECTORS

Section 3.1.    Board Composition.  Each Shareholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), in connection with the election of Directors and to take such other actions as are necessary so as to fix the number of Directors at seven (7) and to elect and continue in office as Directors the following:

(a)           two (2) Persons (each, a “TA Investor Nominee”) nominated by TA Investors holding a majority of Shares held by all TA Investors, which TA Investor Nominees shall initially be Brian J. Conway and Harry D. Taylor;

(b)           two (2) Persons (each, a “Rho Investor Nominee”) nominated by Rho Ventures IV (QP), one of which Rho Investor Nominees shall initially be Habib Kairouz;

(c)           two (2) Persons (each, an “Independent Director”) nominated by mutual agreement of the TA Investor Nominees and the Rho Investor Nominees; and

(d)           one (1) Person (the “Management Director”) nominated by mutual agreement of the TA Investor Nominees and the Rho Investor Nominees.

Section 3.2.    Removal; Vacancies.  Each Shareholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), for the removal of any Director only upon the request of the Persons then entitled to nominate such Director as set forth in Section 3.1 above, and for the election to the Board of Directors of a substitute designated by such party in accordance with the provisions hereof.  For the avoidance of doubt, no Director may be removed without cause without the consent of the Persons entitled to nominate such Director.  Each Shareholder further agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason shall be filled only in accordance with the provisions of this Article III.

Section 3.3.    Committees of the Board.

(a)           The Board of Directors shall establish (a) a Compensation Committee (which shall be charged with the exclusive authority over the granting of stock options and senior management compensation), (b) an Audit Committee (which shall be charged with reviewing the Company’s financial statements and accounting practices) and (c) such other committees as the Board of Directors shall deem necessary or convenient from time to time.  Except to the extent otherwise required by applicable law or regulation, or as otherwise agreed in writing by the TA Investor Nominees or the Rho Investor Nominees, as applicable, each such committee shall consist of at least one TA Investor Nominee and at least one Rho Investor Nominee and the number of TA Investor Nominees shall be the same as the number of Rho Investor Nominees on any such committee.

(b)           Upon the request of the TA Investors or Rho Investors, the Board of Directors of any subsidiary of the Company as well as any Board committees of any subsidiary shall be comprised in a manner consistent with this Article III.

SECTION IV - COVENANTS OF THE COMPANY

The Company covenants and agrees with each of the Investors that:

Section 4.1.    Financial Statements, Reports, Etc.  The Company shall furnish to each Investor the following reports:

(a)           Annual Financial Statements.  Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

(b)           Monthly Financial Statements.  Within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders’ equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders’ equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year;

(c)           Budget.  No later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

(d)           Accountant’s Letters.  Promptly following receipt by the Company, each audit response letter, accountant’s management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

(e)           Notices.  Promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially and adversely affect the Company or any of its subsidiaries, if any; and

(f)           Other Information.  Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Investor reasonably may request.

Section 4.2.    Directors and Officers’ Insurance.  The Company shall, as promptly as practicable following the date hereof, obtain and maintain directors and officers’ liability insurance coverage on terms satisfactory to the TA Investor Nominees and the Rho Investor Nominees covering, among other things, violations of federal or state securities laws.  The Company shall use its reasonable best efforts prior to any initial public offering of the Company’s capital stock to increase its directors’ and officers’ liability insurance to an amount per occurrence satisfactory to both the TA Investors and the Rho Investors, including coverage of claims under the Securities Act and the Exchange Act.

Section 4.3.    Inspection, Consultation and Advice.  The Company shall permit and cause each of its subsidiaries, if any, to permit each Investor and such persons as each Investor may designate, at such Investor’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Investor and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours and provided that such Investor or designee has executed a confidentiality agreement in substance and form reasonably acceptable to the Company.

Section 4.4.    Compensation of Directors.  The Company shall promptly reimburse in full each Director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any Committee thereof. After the initial public offering of the Company’s capital stock, the Company shall pay or provide to any director of the Company who is nominated by the Investors, fees, options and other compensation in amounts at least equal to the fees, options or other compensation paid to all other non-management directors of the Company.

Section 4.5.    By-laws.  The Company shall at all times maintain provisions in its By-laws indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

Section 4.6.    Prohibited Actions.  Without the prior written consent of a Majority Interest, the Company shall not and/or shall not permit to occur:

(a)           any amendment of the organizational documents of the Company or any of its subsidiaries (including, without limitation, the certificate of incorporation or by-laws);

(b)           the entry into, or any amendment to, any contract, arrangement or other transaction between the Company or any of its subsidiaries, on the one hand, and any stockholder, officer, director or employee of the Company or any subsidiary or any “associate” (as defined in rule 12b-2 promulgated under the Exchange Act) of any of the foregoing, on the other, it being agreed and understood that none exist as of the date hereof other than those set forth on Schedule B;

(c)           the declaration or making of any dividend on or with respect to any capital stock or other equity interest, as the case may be, of the Company or any of its subsidiaries other than to the Company or any of its wholly owned subsidiaries;

(d)           the direct or indirect redemption, repurchase or retirement of any capital stock or other equity securities of the Company or any of its subsidiaries, including without limitation the rights of the Company to repurchase shares pursuant to Section 5.3 hereof (other than securities of a wholly owned subsidiary), except for the redemption or repurchase of securities of the Company or any of its subsidiaries pursuant to stock option plans, employment agreements (or other employment arrangements), restricted stock purchase agreements or management buy-sell agreements approved by the Board;

(e)           the direct or indirect sale, license, pledge, encumbrance, transfer or other disposition by the Company or any subsidiary in a single transaction or series of related transactions of all or a material portion of the assets of the Company on a consolidated basis (whether by way of sale of equity securities or assets), including, without limitation, material technology or intellectual property;

(f)           any merger, consolidation, business combination or reorganization involving the Company or any subsidiary;

(g)           the issuance of any shares of capital stock of the Company or any of its subsidiaries or other securities convertible into or granting the right to acquire any such capital stock, except for (i) issuances in connection with or pursuant to stock option plans or employment agreements (or other employment arrangements) in effect immediately after the Effective Time or approved in accordance with this Section 4.8, and (ii) issuances upon conversion of the Preferred Stock;

(h)           the registration of any securities of the Company or any subsidiary under any applicable securities law or the consummation of any public offering of any of its securities, other than in connection with a QPO;

(i)           any acquisition of an existing business from another Person, or a controlling interest in another Person that is not a direct or indirect subsidiary of the Company, for a purchase price in excess of $1 million for any single or series of related transactions;

(j)           any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(k)           any incurrence by the Company or any of its subsidiaries of material indebtedness after the Effective Time and any amendment of any of the material terms of such indebtedness or previously incurred indebtedness prior to the Effective Time (including, without limitation, any refinancing thereof);

(l)           any material change in the nature of the business of the Company or any of its subsidiaries as of the date hereof;

(m)           the adoption of any new (or amendment in any material respect of any existing) stock plan (including, without limitation, the Equity Incentive Plans), employee stock ownership plan or phantom stock or similar plan (including, without limitation, to increase the aggregate number of shares reserved under such plans to more than 6,033,320 in the aggregate) by the Company or any subsidiary;

(n)           any action by written consent of stockholders without giving all Investors at least 48 hours prior written notice;

(o)           any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(p)           guarantee by the Company or any subsidiary, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(q)           hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers of the Company or any subsidiary;

(r)           adopt or otherwise approve annual operating budget, capital expenditures budget or any other budget of the Company and its subsidiaries for any given year or any amendment thereto;

(s)           permit actual expenditures under any such budget for any given year to exceed 110% of expenditures set forth in that budget;

(t)           any corporate strategic relationship involving the payment, contribution, or assignment by the Company (or any of its subsidiaries) or to the Company (or any of its subsidiaries) of money or assets greater than $250,000; or

(u)           any agreement to do any of the foregoing.

Section 4.7.    Expenses.  The Company agrees to pay and hold the Investors harmless against liability for payment of all reasonable out-of-pocket costs and expenses incurred by them in connection with their ongoing investment in the Company, including, without limitation, the fees and disbursements of counsel and other professionals in connection with any modification, waiver, consent or amendment requested in connection with any agreement with the Company to which the Investor is a party.

Section 4.8.    Indemnification.

(a)           Without limitation of any other provision of this Agreement or any agreement executed in connection herewith, the Company agrees to defend, indemnify and hold each Shareholder, its respective Affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the  “Shareholder Indemnified Parties” and, individually, an “Shareholder Indemnified Party”) harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of a single counsel representing the Shareholder Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Shareholder Indemnified Party (“Losses”), based upon, arising out of, or by reason of (i) any breach of any representation or warranty made by the Company in this Agreement, (ii) any breach of any covenant or agreement made by the Company in this Agreement, or (iii) any third party or governmental claims relating in any way to such Shareholder Indemnified Party’s status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Shareholder Indemnified Party’s involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Shareholder Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Shareholder Indemnified Party, or (B) conduct by an Shareholder Indemnified Party which constitutes fraud or willful misconduct.

(b)           If the indemnification provided for in Section 4.8(a) above for any reason is held by a court of competent jurisdiction to be unavailable to a Shareholder Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Shareholder Indemnified Party thereunder, shall contribute to the amount paid or payable by such Shareholder Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Shareholders, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Shareholders in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company and the Shareholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Shareholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c)           Each of the Company and the Shareholders agrees that it would not be just and equitable if contribution pursuant to Section 4.8(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

Section 4.9.    Acquisition of Indebtedness.  Each Investor covenants to the others that it shall not, and it shall cause its Affiliates not to, acquire directly or indirectly any indebtedness of the Company or any of its subsidiaries other than as set forth on Schedule B.

SECTION V -	RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL; CO-SALE PROVISIONS

Section 5.1.    Restrictions on Transfer.  Each Principal Shareholder agrees that such Principal Shareholder will not, without the prior written consent of a Majority Interest, Transfer or permit the Transfer of all or any portion of the Shares now owned or hereafter acquired by such Principal Shareholder, except in connection with, and strictly in compliance with the conditions of  this Section V.

Section 5.2.    Permitted Transfers.  Notwithstanding anything herein to the contrary, the provisions of Sections 5.3 and 5.4 shall not apply to either of the Transfers listed below, provided that in each case the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Schedule C providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Principal Shareholder, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 5.3 and 5.4:

(a)           Transfers by any Principal Shareholder to the spouse, children or siblings of such Principal Shareholder or to a trust or family limited partnership for the sole benefit of one or more of them; and

(b)           Transfers upon the death of any Principal Shareholder to such Principal Shareholder’s heirs, executors or administrators or to a trust under such Principal Shareholder’s will, or Transfers between such Principal Shareholder and such Principal Shareholder’s guardian or conservator.

Notwithstanding anything to the contrary in this Agreement or any failure by a Transferee under this Section 5.2 to execute a Joinder Agreement, such Transferee shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Principal Shareholder making such Transfer, whether or not they so agree in writing.

Section 5.3.    Right of First Refusal.  In the event that any of the Principal Shareholders entertains a bona fide offer to purchase all or any portion of the Shares held by such Principal Shareholder (a “Transaction Offer”) from any other Person (a “Buyer”), such Principal Shareholder (a “Transferring Principal Shareholder”) may, subject to the provisions of Section 5.4 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 5.3:

(a)           Offer Notice.  The Transferring Principal Shareholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify the Company and each of the Investors of such Transferring Principal Shareholder’s desire to effect the Transaction Offer and otherwise comply with the provisions of this Section 5.3 and, if applicable, Section 5.4 (such notice, the “Offer Notice”).  The Transferring Principal Shareholder’s Offer Notice shall constitute an irrevocable offer to sell all or any portion of the Shares which are the subject of the Transaction Offer (the “Offered Shares”) to the Company and the Investors, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer.  The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Buyer and all relevant information in connection therewith).

(b)           Company Option.  The Company shall have the first option to purchase all or a portion of the Offered Shares.  At any time within twenty (20) days after receipt by the Company of the Offer Notice (the “Company Option Period”), the Company may elect to accept the offer to purchase with respect to any or all of the Offered Shares and shall give written notice of such election (the “Company Acceptance Notice”) to the Transferring Principal Shareholder within the Company Option Period, which notice shall indicate the number of Shares that the Company is willing to purchase.  The Company Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered by the Company Acceptance Notice.  If the Company accepts the offer to purchase all of the Offered Shares, the closing for such purchase of the Offered Shares by the Company under this Section 5.3(b) shall take place within thirty (30) days following the expiration of the Company Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Principal Shareholder and the Company.  If the Company fails to purchase all of the Offered Shares by exercising its option under this Section 5.3(b) within the period provided, the Transferring Principal Shareholder shall so notify the Investors promptly (the “Additional Offer Notice”), which Additional Offer Notice shall identify the Offered Shares that the Company has failed to purchase (the “Remaining Shares”).  The Remaining Shares shall be subject to the options granted to the Investors pursuant to Section 5.3(c) below.

(c)           Investors’ Option. If the Company fails to purchase all of the Offered Shares under Section 5.3(b) above, at any time within thirty (30) days after receipt by the Investors of the Additional Offer Notice (the “Investor Option Period”), each Investor or its Affiliates, including future funds that have affiliated but not identical general partners,  may elect to accept the offer to purchase with respect to any or all of the Remaining Shares and shall give written notice of such election (the “Investor Acceptance Notice”) to the Transferring Principal Shareholder and each Investor within the Investor Option Period, which notice shall indicate the maximum number of Shares that the Investor is willing to purchase, including the number of Shares it would purchase if one or more other Investors do not elect to purchase their Pro Rata Fractions (as defined in Section 5.3(d) below).  The Investor Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered by the Investor Acceptance Notice. The closing for any purchase of Shares by the Investors under this Section 5.3(c) (along with the purchase by the Company of any Shares under Section 5.3(b) above if the Company is purchasing less than all of the Offered Shares) shall take place within thirty (30) days following the expiration of Investor Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Principal Shareholder and such Investors.  The Transferring Principal Shareholder shall notify the Investors promptly if any Investor fails to offer to purchase all of its Pro Rata Fraction.

(d)           Allocation of Shares among Investors.  Upon the expiration of the Investor Option Period, the number of Shares to be purchased by each Investor shall be determined as follows:  (i) first, there shall be allocated to each Investor electing to purchase, a number of Shares equal to (A) the number of Shares as to which such Investor accepted as set forth in its respective Investor Acceptance Notice or (B) if a lesser amount, such Investor’s Pro Rata Fraction, and (ii) second, the balance, if any, not allocated under clause (i) above, shall be allocated to those Investors who within the Investor Option Period delivered an Investor Acceptance Notice that set forth a number of Shares that exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the number of Shares held by each such Investor up to the amount of such excess.  An Investor’s Pro Rata Fraction shall be equal to the product obtained by multiplying the total number of Remaining Shares by a fraction, the numerator of which is the total number of Shares owned by such Investor, and the denominator of which is the total number of Shares held by all Investors, in each case as of the date of the Offer Notice.

(e)           Valuation of Property. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Principal Shareholder, the Company and a Majority Interest shall mutually determine the fair market value of such consideration, reasonably and in good faith, and the Company and/or the Investors, as the case may be, may effect their purchase under this Section 5.3 by payment of such fair market value in cash or cash equivalents.

(f)           Sale to Third Party.  In the event that the Company and the Investors do not elect to exercise the rights to purchase under this Section 5.3 with respect to all of the Shares proposed to be sold, the Transferring Principal Shareholder may sell the remaining balance of such Shares to the Buyer on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 5.4.  Promptly after such Transfer, the Transferring Principal Shareholder shall notify the Company, which in turn shall promptly notify all the Investors, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by a Majority Interest.  Prior to the effectiveness of any Transfer to a Buyer hereunder, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as Schedule C, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Principal Shareholder.  If the Transferring Principal Shareholder’s sale to a Buyer is not consummated in accordance with the terms of the Transaction Offer on or before sixty (60) calendar days after the latest of: (i) the expiration of the Company Option Period, (ii) the expiration of the Investor Option Period, and (iii) the expiration of the Co-Sale Election Period set forth in Section 5.4 below, if applicable, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Principal Shareholder sends a new Offer Notice and once again complies with the provisions of this Section 5.3 with respect to such Transaction Offer.

(g)           Notwithstanding the foregoing provisions of Section 5.3, any options to purchase shares of capital stock of the Company, securities issuable or issued upon conversion of such options or any other awards made pursuant to a stock plan (including, without limitation, the TA Indigo Holding Corporation 2007 Stock Option and Grant Plan and the TA Indigo Holding Corporation 2007 Restricted Preferred Stock Plan), employee stock ownership plan or phantom stock or similar plan shall remain subject to the terms of such plans and may not be Transferred pursuant to this Section 5.3 unless such Transfer is in compliance with such plans.

Section 5.4.    Co-Sale Option of Investors.  In the event that the Company and the Investors do not exercise their rights under Section 5.3 with respect to all of the Shares proposed to be so Transferred in connection with any Transaction Offer, the Transferring Principal Shareholder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 5.4:

(a)           Co-Sale Notice.  As soon as practicable following the expiration of the Investor Option Period, and in no event later than five (5) days thereafter, the Transferring Principal Shareholder shall provide notice to each of the Investors (the “Co-Sale Notice”) of its right to participate in the Transaction Offer on a pro rata basis with the Transferring Principal Shareholder (the “Co-Sale Option”).   To the extent one or more Investors exercise their Co-Sale Option in accordance with this Section 5.4, the number of Shares that the Transferring Principal Shareholder may Transfer in the Transaction Offer shall be correspondingly reduced.

(b)           Investor Acceptance. Each of the Investors shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the “Co-Sale Acceptance Notice”) to the Transferring Principal Shareholder within (10) days after receipt by such Investor of the Co-Sale Notice (the “Co-Sale Election Period”).  Each Co-Sale Acceptance Notice shall indicate the maximum number of Shares subject thereto which the Investor wishes to sell, including the number of Shares it would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice.  Any Investor holding Preferred Stock and where the Offered Shares include shares other than Preferred Stock shall be permitted to sell to the relevant Buyer with respect to such Offered Shares which are not Preferred Stock in connection with any exercise of the Co-Sale Option, at its option, (i) shares of Common Stock acquired upon conversion of such Preferred Stock, (ii) an option to acquire Common Stock when such Investor receives the same upon conversion of such Preferred Stock, with the same effect as if Common Stock were being conveyed, or (iii) shares of Preferred Stock provided, that in such case, the Buyer shall pay the full liquidation preference of the Preferred Stock, plus the relevant price per share of the underlying Common Stock.

(c)           Allocation of Shares.  Each Investor shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying the total number of Shares available for sale to the Buyer subject to the Transaction Offer by a fraction, the numerator of which is the total number of Shares owned by such Investor and the denominator of which is the total number of Shares held by all Investors and the Transferring Principal Shareholder, in each case as of the date of the Offer Notice, subject to increase as hereinafter provided.  In the event any Investor does not elect to sell the full amount of such Shares which such Investor is entitled to sell pursuant to this Section 5.4, then any Investors who have elected to sell Shares shall have the right to sell, on a pro-rata basis (based on the number of Shares held by each such Investor) with any other Investors and up to the maximum number of Shares stated in each such Investor’s Co-Sale Acceptance Notice, any Shares not elected to be sold by such Investor.

(d)           Co-Sale Closing.  Within ten (10) calendar days after the end of the Co-Sale Election Period, the Transferring Principal Shareholder shall promptly notify each participating Investor of the number of Shares held by such Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than thirty (30) calendar days after the end of the Co-Sale Election Period.  Each participating Investor may effect its participation in any Transaction Offer hereunder by delivery to the Buyer, or to the Transferring  Principal Shareholder for delivery to the Buyer, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell pursuant thereto.  At the time of consummation of the Transaction Offer, the Buyer shall remit directly to each participating Investor that portion of the sale proceeds to which the participating Investor is entitled by reason of its participation with respect thereto.  No Shares may be purchased by the Buyer from the Transferring Principal Shareholder unless the Buyer simultaneously purchases from the participating Investors all of the Shares that they have elected to sell pursuant to this Section 5.4.

(e)           Liability of Investors.  No Investor shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the Shares being conveyed.

(f)           Sale to Third Party.  Any Shares held by a Transferring Principal Shareholder that are the subject of the Transaction Offer and that the Transferring Principal Shareholder desires to Transfer following compliance with this Section 5.4, may be sold to the Buyer only during the period specified in Section 5.4(d) and only on terms no more favorable to the Transferring Principal Shareholder than those contained in the Offer Notice.  Promptly after such Transfer, the Transferring Principal Shareholder shall notify the Company, which in turn shall promptly notify all the Investors, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by a Majority Interest.  Prior to the effectiveness of any Transfer to a Buyer hereunder, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as Schedule C, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Principal Shareholder.  In the event that the Transaction Offer is not consummated within the period required by this Section 5.4 or the Buyer fails timely to remit to each participating Investor its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Principal Shareholder sends a new Offer Notice and once again complies with the provisions of Sections 5.3 and 5.4 with respect to such Transaction Offer.

Section 5.5.    Contemporaneous Transfers.  If two or more Principal Shareholders propose concurrent Transfers that are subject to this Section V, then the relevant provisions of Sections 5.3 and 5.4, as applicable, shall apply separately to each such proposed Transfer.

Section 5.6.    Effect of Prohibited Transfers.  If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee of any Principal Shareholder  for any purpose.

SECTION VI - RIGHTS AND OBLIGATIONS TO SELL.

Section 6.1.    Drag-Along Rights.  In the event that the Majority Interest (the “Selling Investors”) approve a Sale of the Company in writing, specifying that this Section VI shall apply to such transaction, then each Principal Shareholder hereby agrees:

(a)           if such transaction requires stockholder approval, with respect to all Shares that such Principal Shareholder owns or over which such Principal Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Charter required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)           if such transaction is a stock sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Principal Shareholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares and on the same terms and conditions as the Selling Investors;

(c)           to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provisions of this Section 6, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d)           not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e)           to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(f)           if the consideration to be paid in exchange for the Shares pursuant to this Section 6 includes any securities and due receipt thereof by any Principal Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Principal Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Principal Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Principal Shareholder, an amount in cash equal to the fair market value (as determined in good faith by the Company) of the securities which such Principal Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

SECTION VII - MISCELLANEOUS PROVISIONS

Section 7.1.    Term.  Except as provided below, the covenants in this Agreement shall terminate upon the closing of the initial public offering of the Common Stock of the Company.  Notwithstanding the foregoing, the covenants set forth in Sections 4.2, 4.4 and 4.5 hereof shall continue for so long as any TA Investor Nominee or Rho Investor Nominee is a member of the Board of Directors, and the covenant set forth in Section 4.8 hereof shall continue for so long as any Investor holds any Shares or until the expiration of the applicable statute of limitations, if later.

Section 7.2.    Survival of Covenants.  Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

Section 7.3.    Legend on Securities.  The Company and the Investors acknowledge and agree that in addition to any other legend on the certificates representing Shares held by them, substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by any of the Investors:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 15, 2007.  A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Section 7.4.    Amendment and Waiver; Actions of the Board.  Any party may waive any provision hereof intended for its benefit in writing.  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise.  This Agreement may be amended with the prior written consent of the Company and a Majority Interest.  Any consent given as provided in the preceding sentence shall be binding on all Shareholders; provided that any amendment that would materially and adversely affect any Shareholder disproportionately more than any other Shareholder, shall not be effective against such Shareholder without such Shareholder’s written consent with respect thereto.

Section 7.5.    Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed, which if to the Company, shall be at TA Indigo Holding Corporation, c/o TA Associates, Inc., John Hancock Tower, 56th Fl., 200 Clarendon Street, Boston, MA  02116, Facsimile: (617) 574-6728, Attention:  President, and if to any Shareholder, at the addresses set forth on Schedule A attached hereto (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof).  Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier.

Section 7.6.    Headings.  The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 7.7.    Counterparts.  This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

Section 7.8.    Remedies; Severability.  It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Section 7.9.    Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

Section 7.10.    Law Governing.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of law).

Section 7.11.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.

Section 7.12.    Remedies.  Each party acknowledges and agrees that each of the other parties would be damaged irreparably and would not be made whole by monetary damages if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each party agrees that each of the other parties shall be entitled to an injunction or injunctions, without the requirement of posting any bond or furnishing any other security, to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter.  Such remedies shall not be deemed to be the exclusive remedies of the parties, but shall be in addition to all other remedies available at law or in equity to the parties hereto.

Section 7.13.    Dispute Resolution.  Subject to Section 7.11, all disputes, claims, or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated hereby, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor.  The parties understand and agree that this arbitration provision shall apply equally to claims of fraud or fraud in the inducement.  The arbitration shall be held in New York City, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

The parties covenant and agree that the arbitration shall commence within one hundred twenty (120) days of the date on which a written demand for arbitration is filed by any party hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.  In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration, each party shall provide to the other, no later than fourteen (14) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration, a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert, and a summary of the expert’s opinions and the basis for said opinions.  The arbitrator’s decision and award shall be made and delivered within sixty (60) days of the conclusion of the arbitration.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein.  The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding.  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award.  This Section applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.  The provisions of this Section shall be enforceable in any court of competent jurisdiction.

Subject to the second sentence of the immediately preceding paragraph, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration.  The parties will share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc.

Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of New York for the purposes of enforcing the arbitration provisions of this Section.  Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum.  Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.  Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

THE COMPANY:
TA INDIGO HOLDING CORPORATION

	By:	/s/ Harry D. Taylor
Name: Harry D. Taylor
Title: Sr. Vice President

[Signature Page to Stockholders Agreement]

TA INVESTORS:

TA X, L.P.
By: TA Associates X L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name: Brian J. Conway
Title: Managing Director

TA ATLANTIC AND PACIFIC V L.P.
By: TA Associates AP V L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name: Brian J. Conway
Title: Managing Director

TA STRATEGIC PARTNERS FUND II L.P.
By: TA Associates SPF II L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name: Brian J. Conway
Title: Managing Director

TA STRATEGIC PARTNERS FUND II-A L.P.
By: TA Associates SPF II L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name: Brian J. Conway
Title: Managing Director

[Signature Page to Stockholders Agreement]

TA INVESTORS II L.P.
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name: Brian J. Conway
Title: Managing Director

TA SUBORDINATED DEBT FUND II, L.P.
By: TA Associates SDF II L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name: Brian J. Conway
Title: Managing Director

[Signature Page to Stockholders Agreement]

RHO INVESTORS:

RHO VENTURES IV, L.P.

By: Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name: Jeffrey I. Martin
Title: Attorney In Fact

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG

By: Rho Capital Partners Verwaltungs GmbH, General Partner

By:	/s/ Jeffrey I. Martin
Name: Jeffrey I. Martin
Title: Attorney In Fact

RHO VENTURES IV (QP), L.P.

By: Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name: Jeffrey I. Martin
Title: Attorney In Fact

RHO MANAGEMENT TRUST I

By: Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ Jeffrey I. Martin
Name: Jeffrey I. Martin
Title: Attorney In Fact

[Signature Page to Stockholders Agreement]

PRINCIPAL SHAREHOLDERS:

/s/ John Sculley
John Sculley

/s/ Arthur B. Sculley
Arthur B. Sculley

SCULLEY INVESTMENT LTD. PARTNERSHIP

By:	/s/ John Sculley
Name:
Title:

JOHN SCULLEY IRREV. TRUST F/B/O M. ALLNATT

By:	/s/ John Sculley
Name:
Title:

JOHN SCULLEY IRREV. TRUST F/B/O O. ALLNATT

By:	/s/ John Sculley
Name:
Title:

[Signature Page to Stockholders Agreement]

SCULLEY FAMILY TRUST

By:	/s/ John Sculley
Name:
Title:

SCULLEY FAMILY TRUST

By:	/s/ David W. Sculley
Name: David W. Sculley
Title: Trustee

/s/ Arthur B. Sculley, Jr.
Arthur B. Sculley, Jr.

/s/ Theresa Sculley
Theresa Sculley

/s/ Andrew Damico
Andrew Damico

/s/ Thomas Fredell
Thomas Fredell

/s/ Francis Mather
Francis Mather

/s/ Susanne Elliot
Susanne Elliot

[Signature Page to Stockholders Agreement]

Schedule A

TA Investors:

TA X, L.P.
TA ATLANTIC AND PACIFIC V L.P.
TA STRATEGIC PARTNERS FUND II L.P.
TA STRATEGIC PARTNERS FUND II-A L.P.
TA INVESTORS II L.P.
TA SUBORDINATED DEBT FUND II, L.P.

c/o TA Associates, Inc.
John Hancock Tower, 56th Fl.
200 Clarendon Street
Boston, MA  02116
Facsimile: (617) 574-6728
Attention:  Brian J. Conway

Rho Investors:

RHO VENTURES IV, L.P.
RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG
RHO VENTURES IV (QP), L.P.
RHO MANAGEMENT TRUST I

c/oRho Capital Partners
Carnegie Hall Tower
152 West 57th Street
23rd Floor
New York, New York 10019
Facsimile: (212) 751-3613
Attention:  Habib Kairouz

Principal Shareholders:

John Sculley
Arthur B. Sculley
SCULLEY INVESTMENT LTD. PARTNERSHIP
JOHN SCULLEY IRREV. TRUST F/B/O M. ALLNATT
JOHN SCULLEY IRREV. TRUST F/B/O O. ALLNATT
SCULLEY FAMILY TRUST
Arthur B Sculley, Jr.
Theresa Sculley
Susanne Elliot

c/o John Sculley
Rho Capital Partners
Carnegie Hall Tower
152 West 57th Street
23rd Floor
New York, New York 10019
Facsimile: (212) 751-3613

Andrew Damico
1446 Rider Road
New Hope, PA 18938

Thomas Fredell
51 Parks Drive
Sherborn, MA 01770

Francis Mather
120 Southern Boulevard
Chatham, NJ 07928

Schedule B

TA Investors shall be permitted to acquire indebtedness up to $50 million issued pursuant to the Second Lien Term Loan Facility described in Exhibit B to that certain Commitment Letter dated April 27, 2007 from Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. to the Company, as amended by the Supplemental Commitment Letter dated May 23, 2007.

SCHEDULE C

Form of Joinder Agreement

The undersigned, _____________________, in order to become the owner or holder of ________ shares of the capital stock of TA Indigo Holding Corporation, a Delaware corporation (the “Company”), hereby agrees to become a party to the Stockholders Agreement (the “Agreement”) dated as of June 15, 2007, among the Company and the other parties thereto, and to be bound by all provisions thereof.  The undersigned agrees to become a Principal Shareholder (as defined in the Agreement) under the terms of the Agreement.  This Joinder shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.

EXECUTED as a contract under seal as of the date set forth below:

Signature:

Name:

By:

Address:

Social Security No.:

Date:

Accepted :

TA INDIGO HOLDING CORPORATION

By:
Name:
Title:

Date:

AMENDMENT NO. 1 (this “Amendment”), dated as of December 3, 2007, to that certain Stockholders Agreement (the “Agreement”), dated as of June 15, 2007, by and among TA Indigo Holding Corporation (the “Corporation”), the TA Investors (as defined in the Agreement), the Rho Investors (as defined in the Agreement), and the Principal Shareholders (as defined in the Agreement)

WHEREAS, the Corporation and a Majority Interest desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the undersigned hereby agrees as follows:

1.           Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings in the Agreement.

2.           Amendment to the Agreement.

2.1           SECTION 3 of the Agreement is hereby amended to include the following additional Section 3.4:

“Section 3.4 Approval by the Board.  Notwithstanding anything to the contrary contained herein, the Corporation shall not, without the approval of the Board of Directors, which shall include the approval of at least one (1) TA Investor Nominee and at least one (1) Rho Investor Nominee, hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers of the Corporation or any subsidiary.”

2.2           Section 4.6 of the Agreement is hereby amended as follows:

2.2.1. by deleting subsection (b) of Section 4.6 in its entirety and replacing it with the following:

“(b) the entry into, or any amendment to, any contract, arrangement or other transaction between the Corporation or any of its subsidiaries, on the one hand, and any stockholder, officer, director or employee of the Corporation or any subsidiary or any “associate” (as defined in rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any of the foregoing, on the other, except for service agreements entered into in the ordinary course of business and agreements related to the grant of stock options or the issuance of restricted stock, and other than those set forth on Schedule B;”

and

2.2.2.  by deleting in its entirety subsection (q) of Section 4.6.

3.           No Other Amendments. Except as expressly amended, modified and supplemented hereby or otherwise in accordance with the Agreement, the provisions of the Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

4.           Law Governing. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of law).

5.           Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

TA INDIGO HOLDING CORPORATION

By:	/s/ Gary Hirsch
Name: Hirsch
Title: Secretary

[Signature Page to Amendment No. 1 to Stockholders Agreement]

TA INVESTORS:

TA X, L.P.
By:	TA Associates X L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA ATLANTIC AND PACIFIC V L.P.
By:	TA Associates AP V L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA STRATEGIC PARTNERS FUND II L.P.
By:	TA Associates SPF II L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA STRATEGIC PARTNERS FUND II-A L.P.
By:	TA Associates SPF II L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

[Signature Page to Amendment No. 1 to Stockholders Agreement]

TA INVESTORS II L.P.
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA SUBORDINATED DEBT FUND II, L.P.
By:	TA Associates SDF II L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

[Signature Page to Amendment No. 1 to Stockholders Agreement]

RHO INVESTORS:

RHO VENTURES IV, L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Member

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG

By:	Rho Capital Partners Verwaltungs GmbH, General Partner

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Director

RHO VENTURES IV (QP), L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Member

RHO MANAGEMENT TRUST I

By:	Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Partner

[Signature Page to Amendment No. 1 to Stockholders Agreement]

AMENDMENT NO. 2 (this "Amendment"), dated as of April 29, 2008, to that certain Stockholders Agreement (the "Agreement"), dated as of June 15, 2007, by and among TA Indigo Holding Corporation (the "Corporation"), the TA Investors (as defined in the Agreement), the Rho Investors (as defined in the Agreement), and the Principal Shareholders (as defined in the Agreement)

WHEREAS, the Corporation and a Majority Interest desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the undersigned hereby agrees as follows:

1.           Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings in the Agreement.

2.           Amendment to the Agreement.

Effective immediately, SECTION 3.1 of the Agreement is hereby amended in its entirety to read as follows:

"Section 3.1  Board Composition. Each Shareholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), in connection with fixing the number of Directors and electing Directors, and to take such other actions as are necessary, so as to elect up to nine (9) members of the Board of Directors as follows:

(a)           two (2) Persons (each, a "TA Investor Nominee") nominated by TA Investors holding a majority of Shares held by all TA Investors, which TA Investor Nominees shall initially be Brian J. Conway and Harry D. Taylor;

(b)           two (2) Persons (each, a "Rho Investor Nominee") nominated by Rho Ventures IV (QP), one of which Rho Investor Nominees shall initially be Habib Kairouz;

(c)           up to three (3) Persons (each, an "Independent Director") nominated by mutual agreement of the TA Investor Nominees and the Rho Investor Nominees; and

(d)           up to two (2) Persons (each, a "Management Director") nominated by mutual agreement of the TA Investor Nominees and the Rho Investor Nominees, one of which Management Director shall initially be the Chairman of the Board, Patrick Wack, and one of which Management Director shall initially be the Company's Chief Executive Officer, J. Andrew Damico."

3.           No Other Amendments. Except as expressly amended, modified and supplemented hereby or otherwise in accordance with the Agreement, the provisions of the Agreement, as previously amended, are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

4.           Law Governing. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of law).

5.           Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

TA INDIGO HOLDING CORPORATION

By:	/s/ Gary Hirsch
Name: Hirsch
Title: Secretary

[Amendment No. 2 to Stockholders Agreement]

TA INVESTORS:

TA X, L.P.
By:	TA Associates X L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA ATLANTIC AND PACIFIC V L.P.
By:	TA Associates AP V L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA STRATEGIC PARTNERS FUND II L.P.
By:	TA Associates SPF II L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA STRATEGIC PARTNERS FUND II-A L.P.
By:	TA Associates SPF II LP., its General Partner
By:	TA. Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

[Amendment No. 2 to Stockholders Agreement]

TA INVESTORS II LP.
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA SUBORDINATED DEBT FUND II, LP.
By:	TA Associates SDF II L.P., General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

[Amendment No. 2 to Stockholders Agreement]

RHO INVESTORS:

RHO VENTURES IV, L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Member

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG

By:	Rho Capital Partners Verwaltungs GmbH, General Partner

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Director

RHO VENTURES IV (QP), L.P.

By:	RHO Management Ventures IV, L.L.C., General Partner

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Member

RHO MANAGEMENT TRUST I

By:	Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ Habib Kairouz
Name:	Habib Kairouz
Title:	Managing Partner

[Amendment No. 2 to Stockholders Agreement]